Ed Murray, WY Secretary of State
FILED: 06/10/2015 03:30 PM
ID: 2015-000688730

WYOMING PROFIT CORP
ARTICLES OF INCORPO

ARTICLE I
Name

The name of the Corporation is Aspyron Inc

ARTICLE II
Registered Agent

The name and address of the registered agent is:

Registered Agents Inc.
412 N. Main Street
STE 100
Buffalo, WY 82834

ARTICLE II
Mailing Address and Principal Office

The complete street and mailing address of the initial designated principal office is:

412 N. Main Street
STE 100
Buffalo, WY 82834

ARTICLE III
Authorized shares

3.01 The number of shares of stock the corporation has the authority to issue is **125,000,000**.

3.02 The class of stock issued shall be **100,000,000 Common** stock.

3.03 The class of stock issued shall be **25,000,000 Preferred** stock.

3.04 Each share shall have a par value of **No Par Value**.

Received
JUN - 8 2015

ARTICLE IV
Incorporators

Riley Park
412 N. Main Street
STE 100
Buffalo, WY 82834

ARTICLE V
Duration

The period of the corporation's duration is perpetual.

ARTICLE VI
Purpose

The purpose for which the Corporation is organized is to conduct any and all lawful business for which corporations can be organized pursuant to Wyoming statute.

ARTICLE VII
Powers

The Corporation has the power to engage in any lawful activity under the Corporation Code of the State of Wyoming, including opening and operating a bank account.

ARTICLE VIII
Bylaws

The Incorporator shall adopt the initial bylaws of the Corporation. The stockholders may amend the bylaws at anytime by the provisions therein.

ARTICLE IX
Dissolution

Upon dissolution, assets shall be distributed by the Board of Directors according to Wyoming statute. Further provisions regarding distribution upon dissolution shall be stated in the Corporation's bylaws.

ARTICLE X
Indemnification

The corporation does indemnify any directors, officers, employees, incorporators, and shareholders of the corporation from any liability regarding the corporation and the business of the corporation, unless the person fraudulently and intentionally violated the law and/or maliciously conducted acts to damage and/or defraud the corporation, or as otherwise provided under Wyoming statute.

ARTICLE XI
Execution

I, Riley Park, execute these Articles of Incorporation dated this Friday, June 05, 2015.

Riley Park

Riley Park

ARTICLE XIII

Consent to Appointment by Registered Agent

I, Registered Agents Inc., registered office located at 412 N. Main Street, STE 100, Buffalo, WY 82834, voluntarily consent to serve as the registered agent for Aspyron Inc.

I hereby certify that I am in compliance with the requirements of W.S. 17-28-101 through W.S 17-28-111.

Bill Havre

Registered Agents Inc.

6/5/2015

Bill Havre, Assistant Secretary

Daytime Phone: (307) 554-1800

STATE OF WYOMING
Office of the Secretary of State

I, EDWARD F. MURRAY, III, SECRETARY OF STATE of the STATE OF WYOMING, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled.

CERTIFICATE OF INCORPORATION

Aspyron Inc

Accordingly, the undersigned, by virtue of the authority vested in me by the law, hereby issues this Certificate.

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this **10th** day of **June, 2015**.

Filed Date: 06/10/2015

Secretary of State

By: Jennifer Trabing

INCORPORATOR INITIAL RESOLUTIONS

I, Riley Park, of Registered Agents Inc., being the Incorporator of Aspyron Inc, a Wyoming corporation, hereby resolve to relinquish signing authority to the newly appointed officer(s) and director(s) and adopt the following resolutions:

1. **Resolved,** that the following named officer(s) and director(s) of the corporation are hereby appointed and directed to serve until the first annual meeting of stockholders, and/or until their successors are elected and appointed, or they are re-elected at their annual meeting.

President:	David Olund
Treasurer:	Thomas Fitgerald
Secretary:	Thomas Fitzgerald
Director(s):	David Olund
	Thomas Fitzgerald
	Thomas Fitgerald
	James Wemett
	John Todhunter

2. **Resolved,** that Aspyron Inc was incorporated in Wyoming on 6/10/2015 with assigned filing number 2015-000688730.

3. **Resolved,** that the copy of the Certificate of Incorporation of the above named corporation is complete, and be inserted into the official corporate record book.

4. **Resolved,** that the bylaws be adopted as the bylaws for the corporation, and be inserted into the minute book of the corporation record book.

5. **Resolved,** that if the stockholders fail to hold their initial and/or annual meetings, that the above named directors will remain in their appointment until the stockholders hold their meeting, and that the corporation will stay active pursuant to state statute.

Riley Park – Incorporator
June 11, 2015